UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Tri-S Security Corporation

(Name of Registrant as Specified in Its Charter)

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TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 8, 2007

To the Shareholders of Tri-S Security Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Tri-S Security Corporation, a Georgia corporation (the “Company”), will be held at 10:00 a.m., local time, on Thursday, November 8, 2007, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, for the purpose of considering and voting upon the following matters:

(1)	to elect one Class II director for a three-year term of office;

(2)	to ratify the appointment of Tauber & Balser, P.C. as the independent registered public accountants of the Company for the year ending December 31, 2007; and

(3)	to transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on October 10, 2007, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Amendment No. 1 thereto on Form 10-K/A (as so amended, the “Annual Report”) is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

Ronald G. Farrell

Chairman of the Board

Atlanta, Georgia

October 11, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

i

(continued)

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

TRI-S SECURITY CORPORATION

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Tri-S Security Corporation, a Georgia corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 10:00 a.m., local time, on Thursday, November 8, 2007, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Amendment No. 1 thereto on Form 10-K/A (as so amended, the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about October 18, 2007.

Solicitation of Proxies

The Company will bear the costs of printing and mailing this Proxy Statement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

Voting Rights and Outstanding Shares

Only shareholders of record as of the close of business on October 10, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 4,203,280 shares of Common Stock outstanding and entitled to vote at the Meeting, held by approximately 18 holders of record. On each proposal considered at the Meeting, each shareholder of Common Stock is entitled to cast one vote per common share held as of the Record Date.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes, discussed below, count as present for establishing a quorum.

Provided a quorum is present at the Meeting, (i) directors will be elected by a plurality of the votes cast, meaning that the Class II nominee receiving the most votes will be elected as a Class II director; and (ii) each other proposal will be approved if the votes cast favoring such proposal exceeds the votes cast opposing such proposal. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect a Class II director, abstentions, broker non-votes and instructions to withhold authority to vote for the nominee will result in the nominee receiving fewer votes. With respect to all other proposals presented at the Meeting, abstentions and broker non-votes will have no effect on such proposals.

Revocability of Proxies

The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) the election of the Class II director nominee specified herein; (ii) the ratification of the appointment of Tauber & Balser, P.C. (“Tauber & Balser”) as the independent registered public accountants of the Company for the year ending December 31, 2007; and (iii) in the discretion of the proxy holder, any other matter that may properly come before the Meeting. Any person signing and mailing a proxy solicited by this Proxy Statement may, nevertheless, revoke it at any time before it is exercised by sending to the Corporate Secretary of the Company a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of such a proxy.

Voting Agreement

On September 13, 2007, the former shareholders of Paragon Systems, Inc., a wholly-owned subsidiary of the Company, granted to Ronald G. Farrell, the Company’s Chief Executive Officer, an irrevocable proxy (the “Voting Agreement”) to vote, in his sole and absolute discretion, an aggregate of 700,000 shares of Common Stock held by them until such time as such shares are sold by them to an unaffiliated third-party in accordance with the terms of the Securities Act of 1933, as amended (the “Securities Act”). As a result of the irrevocable proxy granted to Mr. Farrell pursuant to the Voting Agreement and the other shares of Common Stock beneficially owned by Mr. Farrell, Mr. Farrell directs the voting of 1,548,750 shares of Common Stock or approximately 36.8% of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Meeting. Mr. Farrell has indicated to the Company that he intends to vote all such shares in favor of (FOR) (i) the election of the Class II director nominee specified herein; (ii) the ratification of the appointment of Tauber & Balser as the independent registered public accountants of the Company for the year ending December 31, 2007; and (iii) in the sole and absolute discretion of Mr. Farrell, any other matter that may properly come before the Meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

The business affairs of the Company are managed under the direction of the Board in accordance with the Georgia Business Corporation Code, as implemented by the Company’s Articles of Incorporation and Bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

The Company has a classified Board currently consisting of one Class I director (James M. Logsdon), one Class II director (James A. Verbrugge) and two Class III directors (Lee K. Toole and Ronald G. Farrell). The Class II director currently serves until the Meeting, and the Class I and Class III directors currently serve until the Company’s annual meetings of shareholders to be held in 2009 and 2008, respectively. After the Meeting, the Class I, Class II and Class III directors will serve until the Company’s annual meetings of shareholders to be held in 2009, 2010 and 2008, respectively, and until their respective successors are duly elected and qualified or until their earlier retirement, resignation, death or removal.

At each of the Company’s annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office.

Director Independence

The Board has determined that three of the four members of the Board—Messrs. Logsdon and Toole and Dr. Verbrugge—are “independent” as defined for purposes of the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including any transaction or relationship between the director and the Company or its subsidiaries.

Board Committees

The Board has established a compensation committee (the “Compensation Committee”) and an audit committee (the “Audit Committee”). The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has not established a separate committee of its members to nominate candidates for election as directors.

The Compensation Committee is comprised of three directors, Messrs. Logsdon and Toole and Dr. Verbrugge, with Mr. Toole serving as the chairperson. None of the members of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. The primary duties of the Compensation Committee are to oversee, establish and administer the Company’s executive compensation program; administer the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Incentive Plan”); evaluate the performance of the Company’s executive offices; and approve all compensation decisions for such officers. The Compensation Committee operates under a written charter adopted by the Board effective as of October 13, 2004. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided in the section of this Proxy Statement titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

The Audit Committee is comprised of three directors, Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. None of the members of the Audit Committee is a current or former employee of the Company or any of its subsidiaries. The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary duties include monitoring the integrity of the Company’s financial statements and system of internal controls and the Company’s compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent registered public accountants and internal auditing services; and providing an avenue of communication among the independent registered public accountants, management, internal audit and the Board. The Audit Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which was set forth as Appendix A to the Company’s proxy statement for its 2006 Annual Meeting of Shareholders. Additional information regarding the Audit Committee’s activities is provided in the section of this Proxy Statement titled “Audit Committee Report.”

The Board has determined that the Audit Committee’s chairperson, Dr. Verbrugge, is an “audit committee financial expert”, as such term is defined in Item 407(d) of Regulation S-K. Dr. Verbrugge meets the independence requirements of Rule 4200(a)(15) of the Nasdaq. Pursuant to the regulations of the SEC, a person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including, without limitation, for purposes of Section 11 of the Securities Act, as a result of being designated or identified as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K. Furthermore, the designation or identification of a person as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or the Board in the absence of such designation or identification. Moreover, the designation or identification of a person as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Attendance at Board and Committee Meetings

The Board, the Compensation Committee and the Audit Committee each held four meetings during the year ended December 31, 2006. All directors attended at least 75% of the Board and committee meetings on which such director served during the year ended December 31, 2006. Although the Company has no formal policy with respect to Board members’ attendance at the Company’s annual meeting of shareholders, it is customary for all Board members to attend. All of the members of the Board attended the Company’s 2006 Annual Meeting of Shareholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been, at any time since the time of the Company’s formation, one of the Company’s officers or employees. None of the Company’s executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Nominating Process for Directors

The Company does not have a nominating committee and, accordingly, does not have a nominating committee charter. The Board has adopted resolutions which require that the independent directors on the Board, where independence is determined by the rules and regulations of the SEC and the Nasdaq (the “Independent Directors”), identify candidates for election to the Board and recommend to the full Board such candidates for nomination for election to the Board. Messrs. Logsdon and Toole and Dr. Verbrugge are the Independent Directors currently serving on the Board. The Board believes that establishing a separate nominating committee is not necessary because the Independent Directors perform substantially similar functions as a separately-designated nominating committee would perform.

The Independent Directors and the Board have not established any specific, minimum qualifications that must be met by a nominee identified by the Independent Directors and nominated by the Board. When seeking to identify an individual to become a director, the Independent Directors generally consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability to devote sufficient time to Board duties. The director nominee for election as a Class II director at the Meeting was identified by the Independent Directors and nominated by the Board based on the foregoing factors, among other things.

Assuming the appropriate background material is provided for candidates submitted by shareholders, the process generally followed by the Independent Directors to identify and evaluate candidates described above will be used to evaluate candidates submitted by shareholders, and the Independent Directors will apply substantially the same criteria.

Communications With Directors

Shareholders may communicate with the Board or any individual director by sending a letter to the Company at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, addressed to the Board or any individual director. The Corporate Secretary of the Company will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Corporate Secretary of the Company is authorized to review, sort and summarize all communications received prior to their presentation to the Chairman of the Board or to whomever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to the appropriate investor relations personnel.

Review, Approval or Ratification of Transactions with Related Persons

It is an unwritten policy and practice of the Board, which is not otherwise evidenced, that all transactions which would be required to be reported pursuant to Item 404(a) of Regulation S-K must be reviewed and approved by the Audit Committee before the Company enters into any such transaction.

Code of Ethics and Conduct

The Board has adopted a Code of Ethics and Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company shall provide to any person without charge, upon request, a copy of the Code of Ethics and Conduct. Such requests should be directed to the Corporate Secretary of the Company at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022.

DIRECTOR COMPENSATION

The Company compensates each member of the Board for his service on the Board at an annual rate of $10,000 per year plus $1,250 for each Board meeting and committee meeting attended by such member. The Company reimburses the Board members for reasonable expenses incurred by them in attending such meetings of the Board and any committees of the Board of which they are members. Members of the Board are also eligible to receive stock options granted pursuant to the Incentive Plan.

The following table summarizes the compensation for director fees paid to or accrued for the Company’s non-employee directors for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Lee K. Toole (1)	$23,750	$18,875	$42,625
James A. Logsdon (2)	$23,750	$18,875	$42,625
James A. Verbrugge (3)	$23,750	$18,875	$42,625

(1)	On May 11, 2006, the Company granted to Mr. Toole a ten-year option to purchase 12,500 shares of Common Stock, at an exercise price of $3.00 per share, which vests or will vest with respect to 4,166 shares on May 11, 2006, 4,166 shares on May 11, 2007, and 4,168 shares on May 11, 2008. The fair value of the option determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123 R”), was $18,875 on the date of grant. As of December 31, 2006, the option had vested with respect to 4,166 of the underlying shares.
(2)	On May 11, 2006, the Company granted to Mr. Logsdon a ten-year option to purchase 12,500 shares of Common Stock, at an exercise price of $3.00 per share, which vests or will vest with respect to 4,166 shares on May 11, 2006, 4,166 shares on May 11, 2007, and 4,168 shares May 11, 2008. The fair value of the option determined in accordance with FAS 123R was $18,875 on the date of grant. As of December 31, 2006, the option had vested with respect to 4,166 of the underlying shares.
(3)	On May 11, 2006, the Company granted to Mr. Verbrugge a ten-year option to purchase 12,500 shares of Common Stock, at an exercise price of $3.00 per share, which vests or will vest with respect to 4,166 shares on May 11, 2006, 4,166 shares on May 11, 2007, and 4,168 shares on May 11, 2008. The fair value of the option in accordance with FAS 123R was $18,875 on the date of grant. As of December 31, 2006, the option had vested with respect to 4,166 of the underlying shares.

PROPOSAL 1:

ELECTION OF CLASS II DIRECTOR

Nominee for Election as a Class II Director

Upon recommendation of the Independent Directors, the Board has nominated Dr. Verbrugge for re-election as a Class II director at the Meeting. If re-elected at the Meeting to serve as a Class II director, Dr. Verbrugge will serve as a Class II director until the Company’s annual meeting of shareholders to be held in 2010 and until his successor is duly elected and qualified or until his early retirement, resignation, death or removal.

Proxies cannot be voted at the Meeting for a greater number of persons than the number of nominees named. Unless otherwise directed, the persons named as proxies and attorneys in the enclosed form of proxy intend to vote (FOR) the election of Dr. Verbrugge as a Class II director for the ensuing term. If Dr. Verbrugge for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board. The Board has not been informed by Dr. Verbrugge that he is unable to serve as a director or will decline to serve as a director, if re-elected.

Set forth below is certain information, as of the Record Date, for the Class II nominee, Dr. Verbrugge. This information is based on information furnished to the Company by Dr. Verbrugge.

Dr. James A. Verbrugge, age 67, has served as a Class II director of the Company and as a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Dr. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, where he held the Chair of Banking from 1992 to 2002. He is a member of the board of directors of Crown Crafts, Inc. and Verso Technologies, Inc. and also serves on the boards of two private companies.

Vote Required For Approval

A plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting is required for the election of Dr. Verbrugge as a Class II director.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders vote in favor of (FOR) Dr. Verbrugge for election as a Class II director.

Directors Continuing Service

The following sets forth information, as of the Record Date, for all other directors of the Company whose terms of office will continue after the Meeting.

Ronald G. Farrell, age 64, serves as the Company’s Chief Executive Officer, President and Secretary and as a Class III director of the Company. He served as the Company’s sole director and officer from the Company’s formation in October 2001 to the Company’s initial public offering in February 2005. From December 1998 to December 2001, Mr. Farrell served as Chairman of the Board and Chief Executive Officer of Golf Entertainment, Inc. At various times from 1986 through 1998, Mr. Farrell founded and served as Chairman of the Board and Chief Executive Officer of Computer Integration Corporation, Sports Leisure, Inc., Automotive Industries, Inc. and Builders Design, Inc.

James M. Logsdon, age 60, has served as a Class I director of the Company and a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Mr. Logsdon is a consultant with The Logsdon Group, which Mr. Logsdon founded in March 2004. The Logsdon Group provides tactical and strategic consulting services to business organizations. He served as President, Chief Operating Officer and a director of Verso Technologies, Inc., a publicly-held technology corporation, from January 2000 until March 2004. From January 1998 to January 2000, Mr. Logsdon served as Vice President and General Manager of Branch Operations—East for the Network Services division of GTE Corporation, a global telecommunications corporation. From January 1991 to December 1997, he served as GTE’s Vice President, Sales & Marketing—Commercial Markets.

Lee K. Toole, age 71, has served as a Class III director of the Company and a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Mr. Toole founded Toole Consulting Corporation in 1997, which provides consulting services to Lucent Technologies, Inc. and GTE Corporation, among other clients. Mr. Toole retired in 1997 as a senior vice president of GTE Corporation, concluding a 36 year career in the telecommunications industry. During his career, which included 15 years with AT&T, Inc., Mr. Toole served in various executive capacities, including President of GTE China, Senior Vice President—Asia Pacific, Vice President—Business Development worldwide for wireless networks, and Chairman of the Board of Directors of a joint venture in Argentina which built a nationwide wireless network.

There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Overview

Tauber & Balser serves as the Company’s independent registered public accountants and conducted the audit of the Company’s consolidated financial statements for the years ended December 31, 2005 and 2006. The Board has appointed Tauber & Balser to serve as the independent registered public accountants to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2007. Miller Ray Houser & Stewart LLP (“Miller”) served as the Company’s independent registered public accountants from July 24, 2004 through December 21, 2005.

Appointment of the independent registered public accountants of the Company is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Georgia. However, the Audit Committee has recommended that the Board submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Tauber & Balser, then the Board will appoint another firm to serve as the independent registered public accountants of the Company for the year ending December 31, 2008.

Representatives of Tauber & Balser are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Change In and Disagreements with Accountants

On December 21, 2005, Miller resigned as the independent registered public accountants of the Company. Miller informed the Company that Miller resigned because it has decided to reduce the number of public company audit clients which Miller serves. Miller’s audit reports on the consolidated financial statements of the Company and subsidiary as of and for the year ended December 31, 2004 and the financial statements of the Company as of and for the years ended December 31, 2002 and 2003 (collectively, the “2004 Financial Statements”) did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Since the time the Company engaged Miller as the Company’s independent accountants on July 20, 2004 and through December 21, 2005, there were no disagreements with Miller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Miller, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports on the 2004 Financial Statements. During the two most recent fiscal years and through December 21, 2005, there were no reportable events, as such term is defined in Item 304(a)(1)(v) of Registration S-K.

On December 21, 2005, the Company engaged Tauber & Balser as the Company’s new independent registered public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2005. The Audit Committee approved the Company’s engagement of Tauber & Balser.

During the two most recent fiscal years and through December 21, 2005, the Company did not consult with Tauber & Balser regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Tauber & Balser concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

Fees and Services

The following is a summary of the fees billed to the Company by Miller and Tauber & Balser for professional services rendered for the years ended December 31, 2005 and December 31, 2006.

	Miller, Ray, Houser & Stewart LLP		Tauber & Balser, P.C.
	Year Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2006
Audit Fees	$34,541	$0	$220,674	$179,052
Audit Related Fees (1)	10,175	0	0	14,000
Tax Fees (2)	2,000	0	0	0
All Other Fees (3)	5,850	5,555	0	16,600

Total Fees	$52,566	$5,555	$220,674	$209,652

(1)	These fees relate primarily to due diligence pertaining to acquisitions, audits of employee benefit plans and accounting consultations.
(2)	These fees relate to 2005 tax return extensions.
(3)	These fees relate primarily for consents related to consultation services, SEC registration statements and special transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accountants. The Audit Committee has adopted a policy which provides for general pre-approval of specified Audit, Audit-Related, Tax and Other Services that do not exceed enumerated dollar amounts. The policy also provides that, unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee.

The Audit Committee has determined the Audit, Audit-Related, Tax and Other Services that are the basis for general pre-approval by the Audit Committee. The enumerated dollar amounts at which such general pre-approval will apply are currently under consideration by the Audit Committee. Until the Audit Committee has determined such enumerated dollar amounts, all services performed by the Company’s independent registered public accountants will require the specific pre-approval of the Audit Committee.

Vote Required for Ratification of Independent Registered Public Accountants

Ratification of the appointment of Tauber & Balser as the independent registered public accountants of the Company for the year ending December 31, 2007 will require that the number of votes cast at the Meeting favoring the proposal with respect to such ratification exceed the number of votes cast opposing such proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote in favor of (FOR) the ratification of the appointment of Tauber & Balser as the independent registered public accountants of the Company for the year ending December 31, 2007.

EXECUTIVE OFFICERS

Executive officers of the Company are elected or appointed annually by the Board, serve at the discretion of the Board and hold office until their successors are elected and qualified or until their earlier retirement, death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position
Ronald G. Farrell	64	Chairman of the Board, Chief Executive Officer, President and Secretary
John R. Oliver (1)	46	Chief Financial Officer

(1)	Mr. Oliver was elected Chief Financial Officer of the Company effective September 10, 2007. Mr. Oliver served from September 2006 through September 2007 as the Corporate Controller for Microtek Medical Holdings Inc., a manufacturer of surgical drapes and infection control devices. From June 2005 through August 2006, Mr. Oliver served as the Chief Financial Officer of Action Products International, Inc., a designer and manufacturer of educational toys. From September 2001 through May 2005, Mr. Oliver served as a principal of United Parcel Service.

Certain additional information concerning Mr. Farrell is set forth in the section of this Proxy Statement titled “Proposal I: Election of Class II Director—Directors Continuing Service.”

There are no family relationships among any of the executive officers or directors of the Company. Except as disclosed in the sections of this Proxy Statement titled “Compensation of Executive Officers—Employment Agreements and Post-Termination Payments” and “Certain Relationships and Related Transactions,” no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer. To the best of the Company’s knowledge, (i) there are no material proceedings to which any executive officer of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

BENEFICIAL OWNERSHIP BY

DIRECTORS, OFFICERS AND SIGNIFICANT SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each executive officer and director of the Company; (iii) each individual who served as the Company’s Chief Executive Officer during the year ended December 31, 2006; (iv) each person named in the “Summary Compensation Table” appearing in the section of this Proxy Statement titled “Compensation of Executive Officers”; and (v) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock (1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (2)
Ronald G. Farrell † ‡	1,548,750	(3)	36.8%
Charles Keathley (4)	391,500		9.3%
Kaizen Management, L.P. (5)	416,124	(6)	9.9%
Robert K. Mills	76,145	(7)	*
James A. Verbrugge †	18,333	(8)	*
James A. Logsdon †	8,333	(9)	*
L. K. Toole †	8,333	(10)	*
John R. Oliver ‡	0		—
All directors and executive officers as a group (5 persons)	1,583,750	(11)	37.7%

†	Director of the Company
‡	Officer of the Company
*	Less than 1% of the issued and outstanding shares of the Common Stock.
(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities processing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of the Record Date, are treated outstanding only when determining the amount and percentage owned by such individual or group.
(2)	In accordance with regulations of the SEC, the percentage calculations are based on 4,203,280 shares of Common Stock issued and outstanding as of the Record Date, plus shares of Common Stock which may be acquired within 60 days of the Record Date by each individual or group listed.
(3)	Includes (i) 654,576 shares of Common Stock held by R.G.F. Investments, Inc., a corporation in which Mr. Farrell is the sole shareholder, officer and director, over which shares Mr. Farrell may be deemed to have sole investment and voting power; (ii) 97,087 shares of Common Stock held by Mr. Farrell’s spouse, over which shares Mr. Farrell disclaims beneficial ownership; and (iii) 700,000 shares of Common Stock over which Mr. Farrell has sole voting power, but not investment power, as a result of the Voting Agreement.
(4)	Includes 378,000 shares of Common Stock over which Mr. Keathley exercises investment power but not voting power. Pursuant to the Voting Agreement, Mr. Keathley has granted to Mr. Farrell an irrevocable proxy to vote such shares. Mr. Keathley’s address is 9017 Valley View Drive, Huntsville, Alabama 35802.
(5)	On May 14, 2007, a Schedule 13D/A was jointly filed by the following reporting persons: Kaizen Management, L.P.; Kaizen Capital, L.L.C.; Select Contrarian Value Partners, L.P. and David W. Barry. The principal business office of such reporting persons is 4200 Montrose Blvd., Suite 510, Houston, Texas 77006.
(6)	Includes 41,106 shares of Common Stock. The reporting person owns a 10% convertible promissory note which is convertible into 312,500 shares of Common Stock and a warrant which is exercisable into 156,250 shares of Common Stock. Pursuant to the terms of the note and warrant, the note may not be converted, and the warrant may not be exercised, if such conversion or exercise would result in the reporting person owning greater than 9.99% of the Common Stock.
(7)	Represents (i) 5,208 shares of Common Stock issuable upon conversion of a 10% convertible promissory note; (ii) 2,604 shares of Common Stock issuable upon exercise of a warrant; and (iii) 68,333 shares of Common Stock issuable upon exercise of options. Mr. Mills ceased serving as the Company’s Chief Financial Officer effective July 31, 2007.
(8)	Includes 8,333 shares of Common Stock issuable upon exercise of an option.
(9)	Represents 8,333 shares of Common Stock issuable upon exercise of an option.
(10)	Represents 8,333 shares of Common Stock issuable upon exercise of an option.
(11)	Includes (i) 25,000 shares of Common Stock issuable upon exercise of an option; and (ii) 700,000 shares of Common Stock over which Mr. Farrell has sole voting power but not investment power as a result of the Voting Agreement.

AUDIT COMMITTEE REPORT

The Audit Committee consists of the following members of the Board: Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the Nasdaq.

The Audit Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which was attached as Appendix A to the Company’s proxy statement for the 2006 Annual Meeting of Shareholders.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

The Audit Committee has discussed with the Company’s independent registered public accountants for the year ended December 31, 2006, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee received and reviewed the written disclosures and the letter from Tauber & Balser required by Independence Standard No. 1, Independence Discussions with Audit Committees, and discussed with Tauber & Balser its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

James M. Logsdon

Robert K. Toole

James A. Verbrugge (Chairman)

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview. The Compensation Committee is responsible for overseeing, establishing and administering the Company’s executive compensation program; administering the Incentive Plan; evaluating the performance of the Company’s executive officers; and approving all compensation decisions for the such officers. Accordingly, the Compensation Committee is responsible for determining whether the compensation paid to each of the Company’s Chief Executive Officer, Chief Financial Officer and any other individuals which may be included in table below under the heading the “Summary Compensation Table” (collectively, the “Named Executives Officers”), is fair, reasonable and competitive and whether such compensation serves the interest of the Company’s shareholders.

The purpose of this Compensation Discussion and Analysis is to present the objectives, policies and practices of the Company’s executive compensation program and is intended to provide additional information necessary to understand the Company’s compensation decisions with respect to the Named Executive Officers. This Compensation Discussion and Analysis should be read in conjunction with the information presented in the compensation tables included in this Proxy Statement, the footnotes to those tables and the related disclosure appearing elsewhere in this Proxy Statement and the Annual Report.

Methodology for Establishing Compensation. The Compensation Committee sets and approves all compensation paid to the Named Executive Officers, including salaries, cash bonuses and equity awards. The Compensation Committee annually reviews the performance of, and makes determinations concerning the compensation for, Mr. Farrell, the Company’s Chief Executive Officer. Mr. Farrell annually reviews the performance and compensation of the other Named Executive Officers, after which Mr. Farrell presents his conclusions with respect to such performance, and makes recommendations regarding the compensation for such other Named Executive Officers, to the Compensation Committee for its consideration and approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of Mr. Farrell, as it deems appropriate.

The Compensation Committee meets periodically each year in conjunction with regularly scheduled meetings of the Board. The Compensation Committee also holds special meetings and meets telephonically, as necessary, to discuss extraordinary items. The chairman of the Compensation Committee regularly reports on Compensation Committee actions and recommendations at meetings of the Board. Each member of the Compensation Committee is an independent director as determined by the rules of the Nasdaq. Membership on the Compensation Committee is determined by the Board.

The Company has entered into employment agreements with Mr. Farrell and Mr. Oliver, the material terms of which are discussed below under the heading “Employment Agreements and Post-Termination Payments.” Accordingly, the compensation paid to Mr. Farrell and Mr. Oliver is dictated by the terms of their respective employment agreements.

In January 2007, the Company amended the terms of Mr. Farrell’s employment agreement to, among other things, reduce the term of the agreement, prohibit Mr. Farrell from being awarded grants of stock options, restricted stock or other equity incentive awards until January 1, 2008, eliminate the Company’s obligation to pay to Mr. Farrell a bonus in the amount of 2% of the value of all acquisitions made by the Company and reduce certain travel benefits previously afforded to Mr. Farrell. This amendment was negotiated and approved by the Compensation Committee after considering several factors, including the compensation of chief executives of similar organizations and Mr. Farrell’s previous compensation history. In addition, the Compensation Committee consulted with financial advisors and certain of the Company’s significant shareholders in establishing the terms of the amendment.

Compensation Philosophy and Objectives. The objective of the Company’s executive compensation program is to attract, retain and motivate qualified executives who contribute to the Company’s financial and operational success which ultimately builds value for the Company’s shareholders. The Company believes that, in order to do this effectively, the Company’s executive compensation program must:

•	provide the Company’s executives with total compensation opportunities at levels that are competitive for comparable positions and companies with whom the Company competes for talent;

•	recognize and reward individual initiative and achievement by providing significant upside opportunities for exceptional performance;

•	directly link a significant portion of executive compensation to the Company’s achievement of short and long term goals and performance; and

•	closely align the interest of the Company’s executives with those of the Company’s shareholders by making stock-based incentives a core element of the Company’s compensation program.

Determination and Assessment of Executive Compensation. Historically, executive compensation has been established based upon the market for management talent including feedback from executive recruiters and the salary history of management candidates.

Elements of the Company’s Executive Compensation Program. The Company believes that executives’ interests should be aligned with those of the Company’s shareholders. Accordingly, a substantial portion of executive compensation is at risk and must be earned through cash bonuses and equity grants of restricted stock and stock options. Attainment of bonuses and equity grants is tied to the Company’s performance, thus creating incentive for executives to drive company performance, achieve long term objectives and increase stockholder value. The Company’s compensation program consists of the following elements: base salaries, annual cash bonuses, long-term equity incentive awards and benefit programs.

•

Base Salaries. The Company provides base salaries to its executive officers as compensation for day-to-day responsibilities and sustained performance. Base salaries for executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and by reference to the competitive marketplace for managerial talent. In 2006, the increases in the base salary for the Named Executive Officers was approximately 10%.

•

Annual Cash Incentive Bonuses. In general, the Company designs its annual incentive compensation to reward executives based on the Company’s achievement of pre-established performance goals relating to performance criteria which are viewed as important drivers of the Company’s success.

The target performance goals are cash flow oriented. For 2006, annual cash incentive bonus opportunities for the executive officers were based on the level of EBITDA, as defined, achieved by the Company. Mr. Farrell is entitled to receive a bonus of 5% of EBITDA, as defined. Mr. Oliver is entitled to receive, and Mr. Mills was entitled to receive, a bonus of 2% of EBITDA, as defined. During 2006, no performance bonuses were paid to Mr. Farrell or Mr. Mills, however, Mr. Mills was paid a retention bonus of $25,000. Pursuant to the terms of Mr. Oliver’s employment agreement with the Company, Mr. Oliver is entitled to receive a retention bonus of $10,000 per year.

•

Equity Compensation. The Compensation Committee recognizes the value of equity awards to retain key executive talent and keep executives motivated to meet the Company’s long-term goals. The Compensation Committee typically grants options to key employees upon the commencement of their employment. Additional grants of options may occur based on many factors, including the performance of the Company as well as the need to provide additional performance incentives to management. The Company does not otherwise have a program, plan or practice of timing equity grants with the release of material non-public information. During 2006, the Compensation Committee granted to Mr. Mills an option to purchase 100,000 shares of Common Stock, which option was intended to be granted in connection with his hiring in August 2005, and an option to purchase 30,000 shares of Common Stock, which option was part of the broad-based employee incentive options granted by the Compensation Committee in 2006. On September 19, 2007, the Compensation Committee granted Mr. Oliver an option to purchase 100,000 shares of Common Stock in connection with his hiring, which option has an exercise price of $2.20 per share and vests with respect to 50% of the underlying shares on each of September 19, 2008 and September 19, 2009.

•

Benefits Programs. The Named Executive Officers are entitled to participate in the benefits programs that are available to all full-time employees of the Company, including hospitalization, major medical, disability and group life insurance plans and paid vacation, and are entitled to receive other benefits as may be provided pursuant to the policies of the Company in effect from time to time. In addition, certain other benefits are available to the Named Executive Officers, which are described below under the heading “Summary Compensation Table.”

Tax and Accounting Considerations. The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount of compensation that the Company may deduct in any year with respect to any one of the Named Executive Officers. It is the

Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. All compensation paid to the executive officers in 2006 was fully deductible by the Company.

With the adoption of FAS 123R, the Company does not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Compensation Committee Report

The following report of the Compensation Committee on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing made by the Company with the SEC, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management. Based upon that review and those discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

James M. Logsdon

Lee K. Tools

James A. Verbrugge

Summary Compensation Table

The following table sets forth all compensation paid to, earned by or accrued for the Named Executive Officers during the year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)		All Other Compensation		Total
Ronald G. Farrell,	2006	$366,564	$0	$0		$64,484	(2)	$431,048
Chief Executive Officer

Robert K. Mills,	2006	$199,000	$25,000	$119,324	(3)	$50,640	(4)	$393,964
former Chief Financial Officer

(1)	Reflects the proportionate amount of the total fair value of option awards granted under the Incentive Plan that are recognized by the Company as an expense for financial statement reporting purposes for the year ended December 31, 2006. The fair value of the awards was determined in accordance with FAS 123R. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 3 to the Company’s audited financial statements for the year ended December 31, 2006, which are included in the Annual Report.
(2)	Includes compensation with respect to insurance (health, dental, life, and long-term disability), automobile expenses, for medical and business travel reimbursement, and for country club dues.
(3)

On January 13, 2006, the Company granted to Mr. Mills a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $4.05 per share, which vested or was scheduled to vest with respect to 33,333 shares on August 8, 2006, 33,333 shares on August 8, 2007, and 33,334 shares on August 8, 2009. On May 11, 2006, the Company also granted to Mr. Mills a ten-year option to purchase 30,000 shares of Common Stock at an exercise price of $3.00 per share, which vested or was scheduled to vest with respect to 10,000 shares on the date of grant, 10,000 shares on May 11, 2007, and 10,000 shares on May 11, 2008. Mr. Mills ceased serving as the Company’s Chief Financial Officer effective July 31, 2007. Accordingly, all unvested options held by Mr. Mills as of such date have terminated.

(4)	Includes compensation for automobile expenses and insurance (health, dental, life, and long-term disability), as well as $25,000 for moving and relocation expenses.

Grants of Plan-Based Awards for 2006

Name	Grant Date	Estimated Future Payouts Under Equity Inventive Plan Awards (1)				Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Market Value of Stock and Option Awards (3)
		Threshold	Target	Maximum
Robert K. Mills	1/13/2006	—	100,000	100,000	(4)(6)	$4.05	$242,000
Robert K. Mills	5/11/2006	—	30,000	30,000	(5)(6)	$3.00	$45,300

(1)	All equity incentive plan awards represent options issued pursuant to the Incentive Plan.
(2)	The exercise price of option awards is the closing price of the Common Stock on the date the award was granted as reported by the Nasdaq.
(3)	This column shows the full grant date fair value of options awarded to the Named Executive Officers in 2006 and accounted for in accordance with FAS 123R. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. For option awards, fair value is calculated using the Black-Scholes option pricing model as of the date of grant. For additional information on the valuation assumptions, refer to Note 3 of the Company’s financial statements for the year ended December 31, 2006, which are included in the Annual Report. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(4)	On January 13, 2006, the Company granted to Mr. Mills a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $4.05 per share, which vested or was scheduled to vest with respect to 33,333 shares on August 8, 2006, 33,333 shares on August 8, 2007, and 33,334 shares on August 8, 2009.
(5)	On May 11, 2006, the Company also granted to Mr. Mills a ten-year option to purchase 30,000 shares of Common Stock at an exercise price of $3.00 per share, which vested or was scheduled to vest with respect to 10,000 shares on the date of grant, 10,000 shares on May 11, 2007, and 10,000 shares on May 11, 2008.
(6)	Mr. Mills ceased serving as the Company’s Chief Financial Officer effective July 31, 2007. Accordingly, all unvested options held by Mr. Mills as of such date have terminated.

Outstanding Equity Awards At 2006 Fiscal Year-End

The table below shows outstanding equity awards held by the Named Executive Officers for year ended December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Robert K. Mills	33,333	66,667	(1)(3)	$4.05	1/13/2006
	10,000	20,000	(2)(3)	$3.00	5/11/2006

(1)	Represents an option granted to Mr. Mills on January 13, 2006. The remaining unvested portion of the option was scheduled to vest with respect to 33,333 shares on August 6, 2007 and 33,334 shares on August 6, 2008.

(2)	Represents an option granted to Mr. Mills on May 11, 2006. The remaining unvested portion of the option was scheduled to vest with respect to 10,000 shares on May 11, 2007, and 10,000 shares on May 11, 2008.
(3)	As a result of Mr. Mills ceasing to serve as the Company’s Chief Financial Officer effective July 31, 2007, the exercisable options held by Mr. Mills will terminate on October 31, 2007, unless earlier exercised by him.

As of December 31, 2006, Mr. Mills held exercisable options to purchase 43,333 shares of Common Stock, of which 33,333 of the underlying shares with an exercise price of $4.05 per share became vested on August 8, 2006 and 10,000 of the underlying shares with an exercise price of $3.00 per share became vested on May 11, 2006.

2006 Option Exercises and Stock Vested

The following table sets forth the options exercised by the Named Executive Officers during the year ended December 31, 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise
Ronald G. Farrell	97,087	(1)	$221,358	(2)

(1)	On January 1, 2002, the Company granted to Mr. Farrell a ten-year option to purchase 97,087 shares of Common Stock at an exercise price of $0.12 per share, which vested as to one-third of the underlying shares on each of January 1, 2003, 2004, and 2005. The option was exercised on December 22, 2006 and had a market value of $2.40 per share or $233,009 in total.
(2)	Reflects the value as calculated by the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock options.

Employment Agreements and Post-Termination Payments

Chief Executive Officer. Pursuant to the employment agreement, as amended, between the Company and Mr. Farrell, Mr. Farrell has agreed to serve as the Company’s Chief Executive Officer and President until June 30, 2010. The agreement provides for (i) payment of a specified base salary which increases by 10% per year; (ii) payment of an annual incentive bonus equal to 5% of the Company’s EBITDA, as defined, for such year, provided that such bonus may not exceed 100% of Mr. Farrell’s base salary for such year; (iii) prohibitions against Mr. Farrell’s disclosure of confidential information, solicitation of the Company’s employees and participation in a business competitive with the Company’s business during his employment and for a period of one year following the termination of his employment; and (iv) continuation of Mr. Farrell’s compensation and benefits for the remainder of the term of his employment agreement if his employment is terminated by the Company without “cause” or by Mr. Farrell for “good reason” or upon a “change of control” of the Company; provided, however, that if a change of control occurs after June 30, 2008 and before July 1, 2010, Mr. Farrell shall be paid all sums which he would have been paid under the employment agreement had the term of the employment agreement terminated on the second anniversary of the change of control rather than June 30, 2010. Pursuant to Mr. Farrell’s employment agreement, the Company also provides certain other benefits and expense reimbursements to Mr. Farrell which are consistent with his position as the Company’s Chief Executive Officer. Mr. Farrell is also entitled to participate in any employee benefit plan, stock option plan and other fringe benefit plan at the discretion of the Board.

Pursuant to Mr. Farrell’s employment agreement with the Company, the following post-termination payments would be payable to Mr. Farrell as of December 31, 2006 if such termination event occurred:

	Salary	Health and Welfare Benefits	Other
Termination due to death of the executive	$626,000	$41,000	$7,000
Termination with cause	$0	$0	$0
Termination without cause	$1,607,000	$82,000	$63,000
Termination due to change of control	$1,607,000	$82,000	$63,000

For purposes of Mr. Farrell’s employment agreement with the Company, the term (i) “cause” means gross negligence, gross malfeasance or willful disregard for duty in the performance of the employment agreement; and (ii) “change of control” refers to the sale of the Company, removal of Mr. Farrell as Chairman of the Board, or one person or group gaining control of a majority interest in the Company or over a majority of the members of the Board.

Chief Financial Officer. Pursuant to the employment agreement between the Company and Mr. Oliver, he has agreed to serve as the Company’s Chief Financial Officer until September 14, 2009. The employment agreement provides for (i) payment of a base salary at a rate of $190,000 per year; (ii) payment of an annual retention bonus equal to $10,000 per year; (iii) payment of an annual performance bonus equal to 2% of the Company’s EBITDA, as defined, for such year, provided that the annual performance bonus may not exceed 60% of the base salary for such year; (iv) prohibitions against Mr. Oliver’s disclosure of confidential information during his employment and for a period of one-year following the termination of his employment; and (v) continuation of Mr. Oliver’s compensation and benefits for a period of six months if his employment is termination by the Company without “cause” or by Mr. Oliver for “good reason”; provided, however, that such severance period shall be reduced to three months if such termination occurs prior to or on January 1, 2008. Pursuant to Mr. Oliver’s employment agreement, the Company also will provide certain other benefits and expense reimbursements to Mr. Oliver as are consistent with his position as the Company’s Chief Financial Officer. Mr. Oliver is also entitled to participate in any employment benefit plan, stock option plan and other fringe benefit plan at the discretion of the Board.

Pursuant to Mr. Oliver’s employment agreement, the following post-termination payments would be payable to Mr. Oliver if such termination event occurred prior to September 14, 2009:

	Salary	Health and Welfare Benefits	Other
Termination due to death of the executive	$95,000	$6,000	$14,000
Termination with cause	$0	$0	$0
Termination without cause after January 1, 2008	$95,000	$6,000	$14,000
Terminated without cause prior to or on January 1, 2008	$47,500	$3,000	$5,500

For purposes of Mr. Oliver’s employment agreement with the Company, termination for “cause” shall exist if: (i) the Mr. Oliver is convicted of, or pleads guilty or nolo contendere to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, Mr. Oliver has engaged in conduct or activity materially damaging to the business of the Company; or (iii) Mr. Oliver has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Company as provided and, after written notice from the Company of such failure, Mr. Oliver at any time thereafter again so fails.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

A description of the employment agreements between each of the Named Executive Officers and the Company is set forth in the section of this Proxy Statement titled “Compensation of Executive Officers—Employment Agreements and Post-Termination Payments.”

Indebtedness of Management

Pursuant to Mr. Farrell’s employment agreement with the Company, Mr. Farrell would have otherwise been entitled to receive during 2004 an aggregate bonus of $435,000; however, in order to improve the financial position of the Company prior to its initial public offering, he agreed to forfeit $290,000 of such bonus and accept a cash bonus of $145,000. At the time Mr. Farrell agreed to such change in his compensation, the Company had already paid to Mr. Farrell $245,000 with respect to his 2004 bonus. Accordingly, Mr. Farrell agreed to repay to the Company $100,000 pursuant to the terms of a promissory note issued by Mr. Farrell to the Company dated December 31, 2004, which accrued interest at a rate of 2.48% per year and was payable on December 31, 2006. The note was paid in full in December of 2006 by tender of 45,424 shares of Common Stock, in accordance with the terms of the note.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and its Chief Executive Officer pursuant to which the Company will indemnify them to the fullest extent permitted by applicable law if they are involved or become involved or are threatened to be involved in any investigation, action, claim suit or proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that they were or are serving as an officer or director of the Company or were or are serving at the Company’s request as an agent of any other entity.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding equity compensation plans under which the Common Stock is authorized for issuance as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders: (1)	500,000	$3.48	1,000,000
Equity compensation plans not approved by security holders: (2)	748,737	$5.36	0

Total	1,248,737	$4.61	256,500

(1)	Represents options available for grant pursuant to the Incentive Plan, which was approved by the Company’s shareholders on October 13, 2004 and then amended in 2006 to include an additional 1,000,000 shares of Common Stock for a total of 1,500,000 shares.
(2)	Includes options and warrants to purchase Common Stock granted under plans not approved by the Company’s shareholders. The material features of such plans are set forth below:

(a)

On January 1, 2002, the Company issued to Mr. Farrell pursuant to an employment agreement between Mr. Farrell and the Company a ten-year option to purchase 300,000 shares of Common Stock at an initial exercise price of $0.04 per share, which became exercisable as to 100,000 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004. Upon the exchange and recapitalization of the Company’s outstanding equity securities which occurred prior to the Company’s initial public offering, this option was exchanged for an option to purchase 97,087 shares of Common Stock at an exercise price of $0.12 per share.

(b)	In July 2002, the Company issued to one of its lenders a warrant to purchase 50,000 shares of Common Stock at an initial exercise price of $1.00 per share exercisable in its entirety on the date of grant. Upon the exchange and recapitalization, this option was exchanged for an option to purchase 16,181 shares of Common Stock at an exercise price of $2.09 per share.

(c)	On February 8, 2005, the Company issued to its underwriters for its initial public offering options to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $7.08 per share, which options expire on February 8, 2010.

(d)	On February 8, 2005, the Company issued to its underwriters for its initial public offering options to purchase an aggregate of 180,000 warrants, each exercisable for one share of Common Stock. The options have an exercise price of $.15 per warrant and, upon issuance, the warrants will have an exercise price of $7.20 per share. The options and warrants, if issued, expire on February 8, 2010.

(e)	On April 26, 2005, the Company issued to a public relations firm in exchange for services rendered by the firm to the Company a warrant to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share. The warrant expires on April 26, 2008.

(f)	On December 21, 2005, the Company issued to its placement agent for its private placement which occurred in September and October 2005 warrants to purchase an aggregate of 250,469 shares of Common Stock at an exercise price of $4.80 per share. The warrants expire on December 21, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2006, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

ADDITIONAL INFORMATION

Annual Report

A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of the Common Stock a copy of the Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Other Matters

Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

Shareholder Proposals

Any and all shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2008 must comply with Rule 14a-8 promulgated under the Exchange Act and must be received by the Company, at its offices located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, not later than December 31, 2007. Such other proposals should be addressed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

Ronald G. Farrell

Chairman of the Board

Atlanta, Georgia

October 11, 2007

TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRI-S SECURITY CORPORATION

The undersigned holder of shares of common stock, par value $0.001 per share (the “Common Stock”), of TRI-S SECURITY CORPORATION, a Georgia corporation (the “Company”), hereby appoints Ronald G. Farrell and John R. Oliver, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Thursday, November 8, 2007, at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, and any adjournment or postponement thereof (the “Meeting”).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSALS 1, 2 and 3.

1.	To elect one Class II director for a three-year term of office.

☐ FOR the nominee set forth below	☐ WITHHOLD authority to vote for the nominee set forth below

James A. Verbrugge

2.	To ratify the appointment of Tauber & Balser, P.C. as the independent registered public accountants of the Company for the year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED (FOR) THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated October 11, 2007 is hereby acknowledged.

Signature:

Signature if jointly held:

Dated:	, 2007

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.